Exhibit 10.1.4
October 16, 2006

Pinpoint Advance Corp.
4 Maskit Street
Herzeliya, Israel 46700

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174

Re: Pinpoint Advance Corp. (the “Company”)

Gentlemen:

The undersigned, in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering (the “IPO”) of the securities of the Company and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XII hereof):

I. (1) In the event the Company fails to consummate a Business Combination within 18 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO) (such later date being the “Termination Date”)), the undersigned shall, in accordance with all applicable requirements of the Delaware General Corporation Law (the “DGCL”), take all action reasonably within his power to dissolve the Company and distribute all funds held in the Trust Account to holders of IPO Shares as soon as reasonably practicable following the approval by the Company’s stockholders of the Company’s dissolution, including, without limitation: (i) causing the Company’s board of directors to convene and adopt a plan of dissolution and liquidation; (ii) voting, as a director (if applicable), in favor of adopting such plan of dissolution and liquidation; (iii) following any such adoption by the Company’s board of directors, causing the Company to prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) setting out, and calling for, a vote by the Company’s stockholders in favor of the plan of dissolution and liquidation; and (iv) voting, as a stockholder, all of the undersigned’s voting securities of the Company in favor of any such plan of dissolution and liquidation.

(2) If the Company seeks approval from its stockholders to consummate a Business Combination within 90 days of the expiration of 24 months from the Effective Date, the undersigned agrees to take all such action reasonably within its power as is necessary to ensure that the proxy statement related to such Business Combination will seek stockholder approval for the plan of dissolution and distribution in the event the stockholders do not approve the Business Combination.

(3) If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 30 days prior to the date which is 24 months from the date of the IPO, the undersigned agrees to take, prior to such date, all such action reasonably within its power as is necessary to convene and adopt a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan.

(4) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (the “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of (i) the consummation by the Company of a Business Combination, (ii) the dissolution of the Company or (iii) such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

III. The undersigned acknowledges and agrees the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Maxim that the Business Combination is fair to the Company’s stockholders from a financial perspective.

IV. (1) Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to the consummation of a Business Combination.

(2) The undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

V. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate originates a Business Combination.

VI. (1) The undersigned agrees to be a director of the Company until the earlier of the consummation of a Business Combination or the dissolution of the Company. The undersigned agrees to not resign (or advise the Board that the undersigned declines to seek re-election to the Board of Directors) from his position as director of the Company as set forth in the Registration Statement without the prior consent of Maxim until the earlier of the consummation by the Company of a Business Combination, liquidation of the Trust Account, or the dissolution of the Company. The undersigned acknowledges the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.

(2) The undersigned’s biographical information furnished to the Company and Maxim and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire previously furnished to the Company and Maxim is true and accurate in all respects as of the date first written above.

(3) The undersigned represents and warrants:

(a) he is not subject to or a respondent in any legal action for, any injunction relating to, or any cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

VII. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

VIII. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (“Information”). Neither Maxim nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

IX. In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of common stock owned by him (either directly or indirectly) prior to the IPO and the Private Placement (the “Insider Shares”), if any, in accordance with the majority of the votes cast by the holders of the IPO Shares, and all shares of common stock acquired in or following the IPO “for” a Business Combination.

X. The undersigned will escrow his Insider Shares, if any, for the period commencing on the Effective Date and ending on the earlier of: (i) the third anniversary of the Effective Date, and (ii) the first anniversary of the completion of a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

XI. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby: (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the District of Delaware, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint National Registered Agents, Inc. as agent for the service of process in the State of Delaware to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Maxim and appoint a substitute agent acceptable to each of the Company and Maxim within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

XII. As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the business services industry; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (iv) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

XIII. This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

[Signature Page to Follow]

Very truly yours,

/s/ Yaron Schwalb
Yaron Schwalb

EXHIBIT A
[biography]